Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Vermilion Energy Inc.
Reporting Year	From:	1/1/2023	To	12/31/2023	Date submitted	5/1/2024
Reporting Entity ESTMA Identification Number	E961953		◉ Original Submission Amended ○ Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E373536 Vermilion Resources

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lars Glemser				Date	5/1/2024
Position Title	Vice President & Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Netherlands	Government of the Netherlands		123,810,000	710,000	12,870,000	90,680,000				228,070,000	Tax and Customs Administration - $137,390,000 Energie Beheer Nederland BV (EBN) - $90,680,000 Payments made in EUR.
Netherlands	Municipality of Waalwijk				320,000					320,000	Municipality of Waalwijk - $320,000 Payments made in EUR.
Netherlands	Municipality of Achtkarspelen				190,000					190,000	Municipality of Achtkarspelen - $190,000 Payments made in EUR.
Netherlands	Province of Friesland				160,000					160,000	Friesland Province - $160,000 Payments made in EUR.
Ireland	Government of Ireland		141,610,000		2,550,000					144,160,000	Office of the Revenue Commissioners - $141,610,000 Commission for Regulation of Utilities - $2,300,000 Department of Communications, Climate Action and Environment - $250,000 Payments made in EUR.
Canada	Government of Alberta			42,080,000	750,000					42,830,000

Provincial Treasurer of Alberta - $38,470,000 Alberta Department of Energy - $3,480,000

Alberta Department of Resource Development - $580,000 Alberta MInister of Finance - $250,000

Royalties of $3,480,000 paid in-kind, the value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.

Canada	Government of Saskatchewan		7,600,000	25,360,000	4,700,000		3,430,000			41,090,000	Saskatchewan Ministry of the Economy - $32,630,000 Saskatchewan Minister of Finance - $8,430,000
Canada	Government of British Columbia		790,000	7,030,000	400,000					8,220,000	British Columbia Minister of Finance - $7,030,000 British Columbia Surveyor of Taxes - $790,000 British Columbia Energy Regulator - $350,000
Canada	Yellowhead County				3,080,000					3,080,000	Yellowhead County - $3,080,000
Canada	Alberta Energy Regulator				2,420,000					2,420,000	Alberta Energy Regulator - $2,420,000
Canada	Rural Municipality of Antler No. 61				1,210,000					1,210,000	Rural Municipality of Antler No. 61 - $1,210,000
Canada	Rural Municipality of Moose Creek No. 33				1,030,000					1,030,000	Rural Municipality of Moose Creek No. 33 - $1,030,000
Canada	Rural Municipality of Enniskillen No. 3			30,000	920,000					950,000	Rural Municipality of Enniskillen No. 3 - $950,000
Canada	Rural Municipality of Hazelwood No. 94				780,000					780,000	Rural Municipality of Hazelwood No. 94 - $780,000
Canada	Rural Municipality of Souris Valley No. 7				730,000					730,000	Rural Municipality of Souris Valley No. 7 - $730,000
Canada	Rural Municipality of Argyle No. 1				650,000					650,000	Rural Municipality of Argyle No. 1 - $650,000
Canada	Rural Municipality of Lomond No. 37				580,000					580,000	Rural Municipality of Lomond No. 37 - $580,000
Canada	Brazeau County				490,000					490,000	Brazeau County - $490,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada	Rural Municipality of Moose Mountain No. 63				460,000					460,000	Rural Municipality of Moose Mountain No. 63 - $460,000
Canada	Rural Municipality of Browning No. 34				410,000					410,000	Rural Municipality of Browning No. 34 - $410,000
Canada	Government of Canada			270,000	100,000					370,000	Receiver General - $370,000
Canada	Rural Municipality of Mount Pleasant No. 2				370,000					370,000	Rural Municipality of Mount Pleasant No. 2 - $370,000
Canada	Rural Municipality of Coalfields No. 4				360,000					360,000	Rural Municipality of Coalfields No. 4 - $360,000
Canada	White Bear First Nations			10,000	310,000					320,000	White Bear First Nations - $320,000
Canada	Clearwater County				320,000					320,000	Clearwater County - $320,000
Canada	Rural Municipality of Brock No. 64				280,000					280,000	Rural Municipality of Brock No. 64 - $280,000
Canada	Red Deer County				270,000					270,000	Red Deer County - $270,000
Canada	Rural Municipality of Storthoaks No. 31			10,000	240,000					250,000	Rural Municipality of Storthoaks No. 31 - $250,000
Canada	Rural Municipality of Wawken No. 93				190,000					190,000	Rural Municipality of Wawken No. 93 - $190,000
Canada	Rural Municipality of Golden West No. 95				180,000					180,000	Rural Municipality of Golden West No. 95 - $180,000
Canada	Rural Municipality of Kindersley No. 290				160,000					160,000	Rural Municipality of Kindersley No. 290 - $160,000
Canada	Rural Municipality of Pipestone				150,000					150,000	Rural Municipality of Pipestone - $150,000
Canada	Rural Municipality of Cymri No. 36			40,000	110,000					150,000	Rural Municipality of Cymri No. 36 - $150,000
Canada	Rural Municipality of Laurier No. 38				120,000					120,000	Rural Municipality of Laurier No. 38 - $120,000
Canada	Sturgeon County				110,000					110,000	Sturgeon County - $110,000
France	Government of France		59,490,000		460,000					59,950,000	Direction des Grandes Entreprises - $59,490,000 Tresor Public - $460,000 Payments made in EUR.
France	Department of Gironde			11,520,000						11,520,000	Direction Régionale des Finances Publiques (DRFIP) de Gironde - $11,520,000 Payments made in EUR.
France	Department of Seine et Marne			8,880,000						8,880,000	Tresorerie Generale de Seine et Marne - $8,880,000 Payments made in EUR.
France	Department of Landes			8,280,000						8,280,000	Tresorerie Generale des Landes - $8,280,000 Payments made in EUR.
France	Department of Essonne			4,450,000						4,450,000	Recette Divisionnaire des Impots de L'Essonne- $2,450,000 SIP Etampes - $1,590,000 Recette Divisionnaire des Impots de Etampes - $410,000 Payments made in EUR.
France	Municipality of Montargis			2,310,000						2,310,000	Service des Impots de Montargis - $2,310,000 Payments made in EUR.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
France	Department of Loiret			2,250,000						2,250,000	Direction Regionale Finances Loiret - $2,250,000 Payments made in EUR.
France	Municipality of Melun			1,580,000						1,580,000	Service des Impots Particuliers Melun - $1,580,000 Payments made in EUR.
France	Department of Pyrenees Atlantiques			1,490,000						1,490,000	Direction Départementale des Finances Publiques (DDFIP) de Pyrenees Atlantiques - $1,490,000 Payments made in EUR.
France	Municipality of Pau			1,050,000						1,050,000	Service des Impots Particuliers de Pau - $1,050,000 Payments made in EUR.
United States of America	State of Wyoming			17,700,000	120,000					17,820,000

State of Wyoming - Department of Revenue - $16,200,000

Wyoming State Lands and Investments - $1,540,000 Wyoming Oil and Gas Conservation - $40,000 Wyoming Secretary of State - $30,000

Payments made in USD.

United States of America	Government of the United States of America			4,840,000						4,840,000	Office of Natural Resources Revenue - $4,840,000 Payments made in USD.
United States of America	County of Campbell, Wyoming			1,130,000	80,000					1,210,000	Campbell County Clerk - $1,210,000 Payments made in USD.
United States of America	County of Niobrara, Wyoming			20,000	80,000					100,000	Niobrara County Clerk - $100,000 Payments made in USD.
Australia	Government of Australia		22,220,000		1,700,000					23,920,000	Australian Taxation Office - $22,220,000 National Offshore Petroleum Safety and Environmental Management Authority - $1,700,000 Payments made in AUD.
Germany	State of Lower Saxony			14,360,000						14,360,000	State Authority for Mining, Energy, and Geology - $14,360,000 Payments made in EUR.
Hungary	Government of Hungary		90,000	790,000	80,000					960,000	Hungarian Treasury - $960,000 Payments made in HUF.
Croatia	Government of the Republic of Croatia				630,000					630,000	Croatian Hydrocarbon Agency - $320,000 Payments made in EUR.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Slovakia	Government of Slovakia				140,000					140,000	Ministry of the Environment - $140,000 Payments made in EUR.
Additional Notes:

Payments reported in the ESTMA Report reflect gross payments made directly by Vermilion and its subsidiaries, including payments made in the capacity of operator on behalf of partners. Gross payments made by an operator on behalf of Vermilion and its subsidiaries are not included when the operator is a reporting entity under ESTMA or substitutable reporting requirements in another jurisdiction.

When payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using a weighted average of the exchange rates during the period. The weighted average exchange rates used were: 1 EUR = 1.4482 CAD

1 USD = 1.3493 CAD

1 AUD = 0.9196 CAD

1 HUF = 0.0037 CAD

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023

Reporting Entity Name	Vermilion Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E961953
Subsidiary Reporting Entities (if necessary)	E373536 Vermilion Resources
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Netherlands	Netherlands	123,810,000	710,000	14,010,000	90,680,000				229,210,000	Payments made in EUR.
Ireland	Corrib	141,610,000		2,550,000					144,160,000	Payments made in EUR.
Canada	Alberta		41,990,000	8,050,000					50,040,000	Royalties of $3,480,000 paid in-kind, the value of in-kind payments was determined using the prevailing commodity prices at the time of transfer.
Canada	Saskatchewan	7,600,000	25,710,000	14,590,000		3,430,000			51,330,000
Canada	British Columbia	790,000	7,170,000	150,000					8,110,000
France	Aquitaine Basin		22,340,000						22,340,000	Payments made in EUR.
France	France	59,490,000		530,000					60,020,000	Payments made in EUR.
France	Paris Basin Chaunoy & Champotran		10,910,000						10,910,000	Payments made in EUR.
France	Paris Basin Vert le Grand		4,730,000						4,730,000	Payments made in EUR.
France	Paris Basin Neocomian		4,560,000						4,560,000	Payments made in EUR.
United States of America	Powder River Basin, Wyoming		23,750,000	230,000					23,980,000	Payments made in USD.
Australia	Wandoo	22,220,000		1,700,000					23,920,000	Payments made in AUD.
Germany	Dümmersee-Uchte		14,360,000						14,360,000	Payments made in EUR.
Hungary	Hungary	90,000	790,000	80,000					960,000	Payments made in HUF.
Croatia	Croatia			630,000					630,000	Payments made in EUR.
Slovakia	Slovakia			140,000					140,000	Payments made in EUR.
Additional Notes:

Payments reported in the ESTMA Report reflect gross payments made directly by Vermilion and its subsidiaries, including payments made in the capacity of operator on behalf of partners. Gross payments made by an operator on behalf of Vermilion and its subsidiaries are not included when the operator is a reporting entity under ESTMA or substitutable reporting requirements in another jurisdiction.

When payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using a weighted average of the exchange rates during the period. The weighted average exchange rates used were: 1 EUR = 1.4482 CAD

1 USD = 1.3493 CAD

1 AUD = 0.9196 CAD

1 HUF = 0.0037 CAD